                                                                    Exhibit 2.10


                              SECURITY AGREEMENT
                                    (Pledge)



                                    Between

                             BRADLEES STORES, INC.

                                      And

                      IBJ WHITEHALL BANK & TRUST COMPANY,
                                   As Trustee



                                February 2, 1999
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                               SECURITY AGREEMENT



     THIS SECURITY AGREEMENT is made as of February 2, 1999, between BRADLEES STORES, INC., a Massachusetts corporation, as reorganized pursuant to the Plan described below ("Pledgor"), and IBJ WHITEHALL BANK & TRUST COMPANY, a New York
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banking corporation as trustee for itself, and on behalf of each holder (as defined below) ("Secured Party").
                 -------------

                                    RECITALS
                                    --------

A.  Reference is made to the 9% Notes Due 2004 (the "Notes") issued pursuant to
                                                     -----
that certain Indenture, dated as of February 2, 1999 (the "Indenture") among
                                                           ---------
Pledgor, Secured Party and Bradlees, Inc., a Massachusetts corporation, as reorganized pursuant to the Plan ("BI"). For purposes of this Agreement, "Holders" means the registered owners of the Notes as shown on the Security Register (as defined in the Indenture) maintained for that purpose.

B. Reference is also made to the Second Amended Joint Plan of Reorganization of Bradlees Stores, Inc. and Certain Affiliates under Chapter 11 of the Bankruptcy Code confirmed on January 27, 1999 by the United States Bankruptcy Court Southern District of New York (the "Plan").
                                    ----

C. Pursuant to the Plan and the Indenture, the Pledgor has agreed to enter into this Security Agreement.

D. Therefore, in order to comply with the terms and conditions of the Plan and the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

                                  ARTICLE 1.

                               Security Interest
                               -----------------

Section 1.01    Pledge.  Pledgor hereby pledges, assigns, and grants to Secured
------------    ------
Party a security interest in all of Pledgor's right, title and interest in the assets referred to in Section 1.02 (the "Collateral") to secure the prompt
                                         ----------
payment when due (whether for principal, interest or otherwise at stated maturity, by acceleration or otherwise) of the payment obligations of the Pledgor under the Indenture (the "Obligations").
                                  -----------

Section 1.02    Collateral.  The Collateral consists of the following:
------------    ----------
     (i) 100% of the common stock of New Horizons of Yonkers, Inc., a Delaware corporation ("New Horizons"), whether now or hereafter existing, including without limitation 1,000 shares of common stock, no par value, of New Horizons registered in the name of the Pledgor on the books of New Horizons (such 1,000 shares represented by Certificate No. 3).

     (ii) (i) the certificates or instruments, if any, representing such securities, (ii) all dividends (cash, stock or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such securities, and (iii) the proceeds, interest, profits and other income on any of the property referred to in this Section 1.02.

Section 1.03    Additional Shares.  Pledgor agrees that it will cause New
------------    -----------------
Horizons not to issue any additional shares of common stock. Notwithstanding the foregoing, (i) if any stock dividend, stock split, reclassification, readjustment or other change is declared or made in the capital structure of New Horizons, all new, substituted and additional shares issued by reason thereof and received by Pledgor shall be promptly delivered to Secured Party in accordance with the provisions of Section 1.04 below and (ii) if any subscriptions or other rights shall be issued in connection with the Pledged Securities, all new stock acquired through such subscriptions or rights shall be promptly delivered to Secured Party in accordance with the provisions of Section
1.04 below.

Section 1.04    Transfer of Collateral.  All certificates or instruments
------------    ----------------------
representing or evidencing the Pledged Securities (as hereinafter defined) shall be delivered to and held pursuant hereto by Secured Party or a Person designated by Secured Party and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. After the occurrence and continuance of an Event of Default (as hereinafter defined), Secured Party shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Pledged Securities, subject only to the revocable rights of Pledgor specified in Section 6.04, and to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.

                                  ARTICLE 2.

                                  Definitions
                                  -----------

Section 2.01    Terms Defined Herein.  As used in this Agreement, the terms
------------    --------------------
defined herein shall have the meanings respectively assigned to them. Other capitalized terms which are defined in the Indenture but which are not defined herein shall have the same meanings as defined in the Indenture.

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Section 2.02    Certain Definitions.  As used in this Agreement, the following
------------    -------------------
terms shall have the following meanings, unless the context otherwise requires:

          "Agreement" means this Security Agreement, as the same may from time
           ---------
     to time be amended or supplemented.

          "Code" means the Uniform Commercial Code as presently in effect in the
           ----
     State of New York; provided that, if by reason of mandatory provisions of
                        -------- ----
     law, the perfection or the effect of perfection or nonperfection of the assignment and security interest in any Collateral is governed by the Uniform Commercial Code or similar legislation as in effect in a jurisdiction other than New York, "Code" means the Uniform Commercial Code
                                        ----
     or similar legislation as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or nonperfection. Unless otherwise indicated by the context herein, all uncapitalized terms which are defined in the Code shall have their respective meanings as used in Articles 8 and 9 of the Code.

          "Event of Default" has the meaning set forth in the Indenture.
           ----------------

          "Pledged Securities" means all of the securities and other property
           ------------------
     (whether or not the same constitutes a "security" under the Code) referred to in Section 1.02 and all additional securities (as that term is defined in the Code), if any, constituting Collateral under this Agreement.

                                  ARTICLE 3.

                         Representations and Warrants
                         ----------------------------

     In order to induce Secured Party to accept this Agreement, Pledgor represents and warrants to Secured Party that:

Section 3.01    Execution, Delivery and Performance.  The execution, delivery
------------    -----------------------------------
and performance by Pledgor of this Agreement do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of Pledgor or of any agreement, judgment, injunction, order, decree or other instrument, binding upon Pledgor or result in the creation or imposition of any Lien on any assets of Pledgor, except for the security interests granted under this Agreement.

Section 3.02    Binding Obligations.  This Agreement has been duly executed and
------------    -------------------
delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law affecting creditors' rights generally or general principles of equity.

Section 3.03    Ownership of Collateral.  Pledgor is the legal and beneficial
------------    -----------------------
owner of the Collateral free and clear of any adverse claim, lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

Section 3.04    Pledged Securities.  The Pledged Securities have been duly
------------    ------------------
authorized and validly issued, and are fully paid and non-assessable.

Section 3.05    Valid Security Interest.  The pledge of the Pledged Securities
------------    -----------------------
(together with physical delivery of the certificates representing the Pledged Securities in accordance with Section 1.04 hereof) pursuant to this Agreement creates a valid and perfected security interest in the Collateral.

                                  ARTICLE 4.

                           Covenants and Agreements
                           ------------------------

Section 4.01    Sale, Disposition or Encumbrance of Collateral.  Pledgor will
------------    ----------------------------------------------
not in any way encumber any of the Collateral (or permit or suffer any of the Collateral to be encumbered) or sell, pledge, assign, lend or otherwise dispose of or transfer any of the Collateral to or in favor of any Person other than Secured Party, in each case other than the Disposition of all of the Pledged Securities in connection with the Disposition of the Yonkers Property and other than as permitted pursuant to Section 6.9 of the Indenture.

Section 4.02    Dividends or Distributions.  So long as no Event of Default
------------    --------------------------
shall have occurred and be continuing, Pledgor shall be entitled to receive and retain any and all dividends and distributions paid in respect of the Collateral.

Section 4.03    Records and Information.  Pledgor shall keep accurate and
------------    -----------------------
complete records of the Collateral (including proceeds, payments, distributions, income and profits). Pledgor shall permit Secured Party to have access to, examine, audit, make extracts from and inspect Pledgor's records and files with respect to the Collateral at such reasonable times during normal business hours as may be reasonably requested by Secured Party. Pledgor will promptly provide written notice to Secured Party of all information which in any way relates to or affects the filing of any financing statement or other public notices or recordings, or the delivery and possession of items of Collateral for the purpose of perfecting a security interest in the Collateral.

Section 4.04    Stock Powers.  Pledgor shall furnish to Secured Party such
------------    ------------
stock powers and other instruments as may be required by Secured Party to assure the transferability of the Collateral pursuant to Section 6.02 when and as often as may be requested by Secured Party. Secured Party shall furnish to Pledgor such stock powers and other instruments as may be required by Pledgor in order to permit Pledgor to receive dividends and distributions pursuant to Section
4.02 above and exercise its voting and other rights pursuant to Section 4.05 below.

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Section 4.05    Voting and Other Consensual Rights.  Except to the extent
------------    ----------------------------------
otherwise provided in subsection 6.04(c), Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose which does not violate the terms of this Agreement.

Section 4.06    Further Assurances.  Pledgor at its own expense, as promptly as
------------    ------------------
practical, will execute and deliver to Secured Party upon request all such instruments and take all such action in order fully to effectuate the purposes of this Agreement.

                                  ARTICLE 5.

                  Rights, Duties, and Powers of Secured Party
                  -------------------------------------------


Section 5.01    Transfer of Collateral.  Subject to the provisions of the
------------    ----------------------
Indenture, Secured Party may resign or be removed as Trustee under the Indenture, and, upon any such resignation or removal, the interest of Secured Party in any or all of the Collateral shall automatically be transferred to the successor Trustee under the Indenture and Secured Party shall be fully discharged thereafter from all liability therefor. Any successor Trustee shall be vested with all rights, powers and remedies of Secured Party hereunder.

Section 5.02    Cumulative and Other Rights.  The rights, powers and remedies
------------    ---------------------------
of Secured Party hereunder are in addition to all rights, powers and remedies given by law or in equity. The exercise by Secured Party of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any other rights of set-off.

Section 5.03    Disclaimer of Certain Duties.
------------    ----------------------------

(a) The powers conferred upon Secured Party by this Agreement are to protect its interest in the Collateral and shall not impose any duty upon Secured Party or any Holder to exercise any such powers. Pledgor hereby agrees that Secured Party shall not be liable for, nor shall the indebtedness evidenced by the Obligations be diminished by, Secured Party's delay or failure to collect upon, foreclose, sell, take possession of or otherwise obtain value for the Collateral.

(b) Except as may be required pursuant to the Indenture, Secured Party shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against any Person.

Section 5.04    Custody and Preservation of the Collateral.  Secured Party
------------    ------------------------------------------
shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral.

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Section 5.05    Waivers.  Except to the extent such matters are required
------------    -------
pursuant to the Indenture, Pledgor waives diligence, presentment, protest, demand for payment, and notice of default or nonpayment, notice of intention to accelerate maturity, and notice of acceleration of maturity to or upon Pledgor with respect to the Obligations.

                                  ARTICLE 6.

                               Events of Default
                               -----------------

Section 6.01    Events.  It shall constitute an Event of Default under this
------------    ------
Agreement if an Event of Default occurs and is continuing under the Indenture.

Section 6.02    Remedies.  Upon the occurrence and during the continuance of
------------    --------
any Event of Default, Secured Party, in accordance with the terms of the Indenture, may take any or all of the following actions:

(a) Sell, in one or more sales and in one or more parcels, or otherwise dispose of any or all of the Collateral in any commercially reasonable manner as Secured Party may elect, in a public or private transaction, at any location as deemed reasonable by Secured Party for cash or for future delivery at such price as Secured Party may deem fair, and (unless prohibited by the Code, as adopted in any applicable jurisdiction) Secured Party or any Holder may be the purchaser of any or all Collateral so sold and may apply the purchase price therefor towards the payment of any Obligations secured hereby. Upon any such sale or transfer, Secured Party shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. If Secured Party deems it advisable to do so, it may restrict the bidders or purchasers of any such sale or transfer to Persons or entities who will represent and agree that they are purchasing the Collateral for their own account and not with the view to the distribution or resale of any of the Collateral. Secured Party may, at its discretion, provide for a public sale, and any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may adjourn any public or private sale by announcement at any time and place fixed for such sale, and such sale may be made at any time or place to which the same may be so adjourned. In the event that Secured Party elects not to sell the Collateral, Secured Party retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations.

(b) Apply proceeds of the disposition of the Collateral to the Obligations in any manner elected by Secured Party and permitted by the Code or otherwise permitted by law or in equity. Any surplus of proceeds held by Secured Party and remaining after payment of all of the Obligations shall be paid over to Pledgor or to whomever may be lawfully entitled to receive such surplus.

(c) Appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer by Secured Party of the Collateral.

(d) Exercise all other rights and remedies permitted by law or in equity.

Section 6.03    Attorney-in-Fact.  Pledgor hereby irrevocably appoints Secured
------------    ----------------
Party as Pledgor's attorney-in-fact, with full authority in the place and stead of pledgor and in the name of Pledgor or otherwise, from time to time in Secured Party's discretion upon the occurrence and during the continuance of an Event of Default, but at Pledgor's cost and expense, to take any action and to execute any assignment, certificate, financing statement, stock power, notification, document or instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

Section 6.04    Pledged Securities.  Upon the occurrence and during the
------------    ------------------
continuance of an Event of Default:

(a) All rights of Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to this Agreement shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Collateral such dividends and interest payments.

(b) All dividends and interest payments which are received by Pledgor contrary to the provisions of this Section 6.04 shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Secured Party as Collateral in the same form as so received (with any necessary endorsement).

(c) If the issuer of any Pledged Securities is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any court or governmental agency or instrumentality (other than any proceedings in existence as of the date of this Agreement), then all rights of Pledgor to exercise the voting and other consensual rights which Pledgor would otherwise be entitled to exercise pursuant to Section 4.05 with respect to the Pledged Securities issued by such issuer shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting or other consensual rights.

                                  ARTICLE 7.

                           Miscellaneous Provisions
                           ------------------------

Section 7.01    Notices.  Any notice required or permitted to be given under or
------------    -------
in connection with this Agreement shall be given in accordance with the notice provisions of the Indenture.

Section 7.02    Amendments and Waivers.  Secured Party's acceptance of partial
------------    ----------------------
or delinquent payments or any forbearance, failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of Pledgor, or of any right, power or remedy of Secured Party; and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof. Secured Party may remedy any Event of Default hereunder or in connection with the Obligations without waiving the Event of Default so remedied. Pledgor hereby agrees that if Secured Party agrees to a waiver of any provision hereunder, or an exchange of or release of the Collateral, or the addition or release of any other Person, any such action shall not constitute a waiver of any of Secured Party's other rights or of Pledgor's obligations hereunder. This Agreement may be amended only by an instrument in writing executed jointly by Pledgor and Secured Party and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

Section 7.03    Governing Law; Jurisdiction.  This Agreement and the security
------------    ---------------------------
interest granted hereby shall be construed in accordance with and governed by the laws of the State of New York (except to the extend that the laws of any other jurisdiction govern the perfection and priority of the security interest granted hereby).

Section 7.04    Continuing Security Agreement.
------------    -----------------------------

(a) This Agreement shall create a continuing security interest in the Collateral and shall, unless otherwise provided in the Indenture or this Agreement, (i) remain in full force and effect until payment in full is made of all Obligations in accordance with the terms of the Indenture, (ii) be binding upon Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Holders and each of their respective successors, transferees and assigns.

(b) To the extent that any payments on the Obligations or proceeds of the Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not be received by Secured Party or the Holders, and Secured Party's and the Holders' security interests, rights, powers and remedies hereunder shall continue in full force and effect. In such event, this Agreement shall be automatically reinstated if it shall theretofore have been terminated pursuant to Section 7.05.

Section 7.05    Termination.  The grant of a security interest hereunder and
------------    -----------
all of the Secured Party's and the Holders' rights, powers and remedies in connection therewith shall remain in full force and effect until Secured Party has (a) retransferred and delivered all Collateral in its possession to Pledgor, and (b) executed a written release or termination statement and reassigned to Pledgor without recourse or warranty any remaining Collateral and all rights conveyed hereby. Upon (i) the complete payment of the Obligations, (ii) satisfaction and discharge of the Obligations pursuant to Article 10 of the Indenture or (iii) the Disposition of the Yonkers Property and the application of the Net Proceeds of such Disposition in accordance with Article 3 of the Indenture, Secured Party will release, reassign and transfer the Collateral to Pledgor and declare this Agreement to be of no further force or effect.

Section 7.06    Invalidity.  In case any provision of this Agreement shall be
------------    ----------
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.07    Counterparts, Effectiveness.  This Agreement may be executed in
------------    ---------------------------
two or more counterparts. Each counterpart is deemed an original, but all such counterparts taken together constitute one and the same instrument.

PLEDGOR:        BRADLEES STORES, INC.
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                By:
                   ----------------------------------
                   Name:
                   Title:

TRUSTEE:        IBJ WHITEHALL BANK & TRUST COMPANY
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                By:
                   ----------------------------------
                   Name:
                   Title: